Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 3) of our report dated October 27, 2021 with respect to the audited financial statements of Embrace Change Acquisition Corp. (“the Company”) as of April 30, 2021 and the related statements of operation, changes in stockholders’ equity and cash flow for the period from March 3, 2021 (inception) through April 30, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 30, 2021

10375 Richmond Avenue, Suite 710, Houston, Texas 77042 713.343.4286

Zhongzhou Holdings Financial Center (Tower B) #2205 No. 88, Haide Yi Road, Nanshan District, Shenzhen, P.R. China 518054 86.755.86278659

Jintai Guoyi Tower #2007-2008 No. 103, Chaoyang North Road, Chaoyang District, Beijing, P.R. China 100123 86.010.85563995

www.malonebailey.com

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